UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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ESPEY MFG. & ELECTRONICS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ESPEY MFG. & ELECTRONICS CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
BE HELD DECEMBER 1, 2017

October 27, 2017

To the Shareholders of

ESPEY MFG. & ELECTRONICS CORP.:

You are cordially invited to attend the Annual Meeting of Shareholders of Espey Mfg. & Electronics Corp., which will be held at The Courtyard by Marriott, 11 Excelsior Ave., Saratoga Springs, New York, on December 1, 2017, at 9:00 a.m., Eastern Standard Time, for the following purpose:

1.	To elect as Class C Directors to serve for a three year term expiring at the 2020 Annual Meeting or until their respective successors are duly elected and qualify, the two nominees named in the attached proxy statement;
2.	To approve the adoption of the Espey Mfg. & Electronics Corp. 2017 Stock Option and Restricted Stock Plan; and,
3.	To ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent public accountants for the fiscal year ending June 30, 2018.

No other business may be transacted at the meeting.

The Board of Directors has fixed the close of business on October 12, 2017, as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, said meeting or any adjournment thereof. The books for transfer of the Company’s capital stock will not be closed.

Even if you expect to attend the meeting in person, it is urged by the Company that you mark, sign, date, and return the enclosed proxy. The proxy may be revoked at any time before it is voted and shareholders who execute proxies may nevertheless attend the meeting and vote their shares in person. Every properly signed proxy will be voted as specified unless previously revoked.

By Order of the Board of Directors,

Peggy A. Murphy
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 1, 2017:

This notice of Annual Meeting, Proxy Statement and accompanying Annual Report to the Shareholders are available at our website at http://www.espey.com.

Please make your specification and sign and date the enclosed proxy and mail it promptly in the accompanying pre-addressed, postage-free envelope.

ESPEY MFG. & ELECTRONICS CORP.

233 Ballston Avenue

Saratoga Springs, New York 12866

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Espey Mfg. & Electronics Corp. (the “Company”) for use in voting at the Annual Meeting of the Shareholders of the Company to be held at The Courtyard by Marriott, 11 Excelsior Ave., Saratoga Springs, New York, on December 1, 2017, at 9:00 a.m., Eastern Standard Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Meeting. It is anticipated that the Notice of Annual Meeting of Shareholders, this Proxy Statement and the form of proxy will be mailed on or about October 27, 2017.

VOTING AND REVOCABILITY OF PROXIES

Every properly dated, executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given by a shareholder of record, the shares represented by such proxy will be voted (i) FOR the election of the Class C Directors nominated by the Board of Directors, for a three year term, and (ii) FOR approval of the Espey Mfg. & Electronics Corp. 2017 Stock Option and Restricted Stock Plan (the “2017 Plan”), and (iii) FOR ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent public accountants for the fiscal year ending June 30, 2018. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting thereof by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting, or by signing and delivering a new proxy card bearing a later date. The Company’s only class of voting securities is its Common Stock, par value $.33-1/3 per share (the “Common Stock”). Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. In accordance with the Company’s By-Laws and applicable state law, the election of directors will be determined by a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote thereon, in person or by proxy, at the Annual Meeting. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present held in "street name" through a broker with respect to which the broker indicates that it does not have authority to vote (“broker non-votes”) will not be counted. Cumulative voting in connection with the election of directors is not permitted.

Please note that in accordance with rules of the New York State Stock Exchange governing brokers, the election of directors and the approval of the adoption of the 2017 Plan (Proposal No. 1 and Proposal No. 2) are “non-discretionary” items. Shares which are held in a brokerage account as to which the broker does not receive instructions on how to vote with respect to these items may not be voted with respect to these proposals and those votes will be counted as “broker non-votes.”

What are Broker Non-Votes? Broker non-votes are shares held in street name by a broker that the broker has no discretionary authority to vote. Brokers do not have authority to vote on matters considered to be non-routine unless they have received instructions from the beneficial owners of the shares.

Shares which are voted to abstain and broker non-votes are not counted as votes cast on any matter to which they relate.

The By-Laws of the Company provide that the majority of the shares of the Common Stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares which are voted to abstain are considered as present at the Annual Meeting for the purposes of determining a quorum. Broker non-votes are considered as present at the Annual Meeting for the purposes of determining a quorum.

RECORD DATE AND SHARE OWNERSHIP

Only holders of Common Stock of record on the books of the Company at the close of business on October 12, 2017, will be entitled to vote at the meeting. There were outstanding and entitled to vote on October 12, 2017, 2,371,321 shares of Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides that the Board of Directors shall consist of not less than three nor more than nine persons with the actual number determined in accordance with the Company’s By-Laws. The Certificate of Incorporation further provides that there shall be three classes of directors (Class A, Class B and Class C) with overlapping three-year terms and that all classes shall be as nearly equal in number as possible.

The Board of Directors fixed the present number of directors at seven. The terms of two Class C Directors expire at the Annual Meeting. There are presently three Class A Directors, whose terms expire at the 2018 Annual Meeting, and two Class B Directors, whose terms expire at the 2019 Annual Meeting.

The Board of Directors has nominated two persons to stand for election as Class C Directors.

The votes will be cast pursuant to the enclosed proxy for the election of each of the Class C nominees named unless specification is made withholding such authority. Each of the nominees is presently a director of the Company. Should any of said nominees become unavailable, which is not anticipated, the proxies named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend. Proxies may not be voted for a greater number of persons than the nominees named.

The names and business experience of the two persons who have been nominated by the Board of Directors to stand for election as directors at the Annual Meeting and the remaining directors whose terms are continuing until the 2018 or 2019 Annual Meeting appear below.

The Board has determined that all of the Board members with the exception of Howard Pinsley and Patrick T. Enright, Jr. are independent in accordance with the listing standards of the NYSE MKT and the By-Laws of the Company.

The independent members of the Board met incidental to each regularly scheduled Board of Directors meeting during the fiscal year ended June 30, 2017, with no members of management present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING

NOMINEES FOR CLASS C DIRECTORS.

Name	Age	Offices and Positions Held With Company	Principal Occupation or Employment	Period to Date Served as Director
Paul J. Corr	73		Certified Public Accountant who has been a Principal at Capital Financial Advisors of New York, LLC, Clifton Park, NY since 2003. Mr. Corr is currently Visiting Professor of Management and Business at Skidmore College where he teaches financial accounting theory and financial analysis. In May 2007, he had retired from Skidmore College where he had taught since 1981. Mr. Corr was also a	1992

shareholder in the Clifton Park, NY accounting firm of Rutnik & Corr, P.C. from July 1999 through August 2011, and he had practiced as a certified public accountant for many years prior to 1999.
Michael Wool	71	Attorney engaged in private practice of law and senior partner since 1982 in the law firm of Langrock, Sperry & Wool, with offices in Burlington, VT and Middlebury, VT. Mr. Wool also serves on the board of the New England Board of Higher Education as former Chair and as a Director Emeritus of the Boys and Girls Club of Burlington, VT.	1990

CONTINUING CLASS B DIRECTORS – SERVING FOR A THREE YEAR TERM

EXPIRING AT THE 2019 ANNUAL MEETING.

Name	Age	Offices and Positions Held With Company	Principal Occupation or Employment	Period to Date Served as Director
Patrick T. Enright Jr.	56	President and CEO	Prior to his employment with the Company Mr. Enright was employed by DRS Technologies from May, 2010 until January, 2015 and last held the position of Vice President of Strategic Planning. He previously held other senior positions in the power electronics and ship building industry for over 25 years at Northrup Grumman, Newport News Shipbuilding, Henschel Corporation and Vessel Management Group. Mr. Enright served in the United States Merchant Marines from June, 1983 to June, 1990.	2015
Barry Pinsley(1)	76		Certified Public Accountant who for five years acted as a consultant to the Company prior to his election as a Vice President Special Projects on March 25, 1994. On December 6, 1997, Mr. Pinsley was elected to the position of Vice President-Investor Relations and Human Resources, from which he resigned on June 9, 1998. He continued as a non-executive officer through December 31, 2005. Mr. Pinsley was a practicing Certified Public Accountant in Saratoga Springs, New York from 1975, and is currently retired.	1999

CONTINUING CLASS A DIRECTORS – SERVING FOR A THREE YEAR TERM

EXPIRING AT THE 2018 ANNUAL MEETING.

Name	Age	Offices and Positions Held With Company	Principal Occupation or Employment	Period to Date Served as Director
Carl Helmetag	69		An independent business consultant working for profit and non-profit entities. Mr. Helmetag was Vice President Sales of AlphaMicron Inc., Kent, Ohio from 2009 - 2011; President and CEO of UVEX Sports Inc. in Cranston, R.I. from 1999 - 2009; President and CEO of HEAD USA Inc. 1996 - 1999; Vice President and then President at Dynastar Inc. from 1978 - 1996. He has a MBA from The Wharton School of Business, University of Pennsylvania and a BA in Economics from the University of Wisconsin. Mr. Helmetag is a trustee and the Treasurer of the Newport Art Museum.	1999
Howard Pinsley (1)	77		Howard Pinsley spent his entire career with the Company. He served as Program Director prior to being elected Vice President-Special Power Supplies on April 3, 1992. On December 6, 1996, Mr. Pinsley was elected to the position of Executive Vice President. On June 9, 1998 he was elected to the positions of Chief Operating Officer and President. Subsequently he became Chief Executive Officer and Chairman of the Board. On February 28, 2010 Mr. Pinsley retired from the position of President and Chief Executive Officer.	1992
Alvin Sabo	74		Retired attorney, most recently Of Counsel to the law firm of Donohue, Sabo, Varley & Huttner, LLP in Albany, NY. He was a partner with a predecessor firm beginning in 1980. Prior to that position, he was Assistant Attorney General, State of New York, Department of Law for eleven years and an associate with the intellectual property firm of Kenyon and Kenyon for two years.	1999

(1)       Barry Pinsley and Howard Pinsley are cousins.

None of the directors holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of the Securities Act of 1933 or any company registered as an Investment Company under the Investment Company Act of 1940.

BOARD OF DIRECTORS QUALIFICATIONS

The Board of Directors believes that with respect to current Board members, a demonstration of dedicated commitment to the responsibilities of a director is a leading criteria for assessing such person’s qualifications for continued service on the Board. The Board will also consider a nominee’s relationship to the Company and the following skill sets and experience in evaluating Board candidates: industry experience, corporate management experience, financial acumen, experience in international sales, mergers and acquisition experience and corporate governance experience.

The specific experiences, qualifications, attributes and skills of each of the nominees for director and the individuals continuing as directors are as follows:

Mr. Corr’s experience as a certified public accountant, investment advisor and professor of management and business at Skidmore College teaching accounting theory, finance, and taxation, brings strong financial skills to the Board and qualifies him as the Audit Committee financial expert and the person on the Board responsible for risk assessment oversight.

Mr. Wool is a business and tax lawyer with over forty years of experience advising a broad range of clients in a broad spectrum of business, tax, governmental, commercial, employment and transactional matters. He provides valuable insight and advice to the Espey Board in its deliberations and consideration of strategic initiatives including potential business combinations and acquisitions, employee and executive compensation matters, corporate governance matters and other legal issues. Mr. Wool played a key role in the design and adoption of the Espey Employee Stock Ownership Plan (“ESOP”) and consults with management concerning the plan’s ongoing operation.

Mr. Enright is the Company’s President and Chief Executive Officer and through his day-to-day involvement in all aspects of the Company’s operations provides a vital link between junior and senior management personnel and the general oversight and policy setting responsibilities of the Board. Among the reasons Mr. Enright was hired in 2015 was his extensive experience in various executive capacities in the defense and shipbuilding industries, with responsibilities in strategic planning, business unit leadership, program management, and systems and solutions implementation. This provides a major asset to the Board in its oversight of customer retention, new business development and expansion of the Company’s core business in defense and industrial power electronics.

Mr. Barry Pinsley was associated with the Company in various consulting and employment capacities for more than thirty-five years and assists the Board with his knowledge regarding the Company’s product lines, operations and corporate culture as a small public company that evolved from a family-owned firm. In addition, his experience as a certified public accountant is an asset to the Board in its consideration of financial matters.

Mr. Helmetag has a very strong business leadership, financial management and strategic planning background through his long career as a senior executive in several corporations. His personal experience in business development, economic conditions and financial issues is an invaluable resource for the Board on a myriad of matters it must consider from time to time.

Mr. Howard Pinsley’s affiliation with the Company for his entire professional career and his long-term service as a senior executive officer provides him with intimate knowledge of every aspect of the Company’s operations. His personal role in the development of the Company’s product line and his personal contacts with relationship persons at the Company’s domestic and international customers provides the Board with a vital resource in drawing upon the Company’s historic strengths while considering initiatives for future growth and development of the Company’s business.

Mr. Sabo’s experience through his long career as a commercial, government contracts and personal injury litigation lawyer is an asset to the Audit Committee and the full Board in its evaluation of legal, operational and employment-related risks. His educational background in electrical engineering, his experience in patent and intellectual property law and his experience in insurance coverage matters is valuable to the Board’s consideration of numerous issues pertaining to the Company’s business.

OTHER EXECUTIVE OFFICERS

The only individuals currently considered executive officers of the Company not previously identified are:

David A. O’Neil, 52, Executive Vice-President since December 2, 2016, Treasurer and Chief Financial Officer since January 4, 2000. Mr. O’Neil is a Certified Public Accountant who, prior to joining the Company, was a Senior Manager at the accounting firm of KPMG LLP. Mr. O’Neil served as Interim President and CEO from June 2, 2014 until January 31, 2015.

Katrina L. Sparano, 47, Assistant Treasurer and Principal Accounting Officer of the Company since November 12, 2004. Ms. Sparano is a Certified Public Accountant. Prior to joining the Company on July 29, 2004, she was the Assistant Controller for Cambridge Heart, Inc. Ms. Sparano served as Interim Principal Financial Officer from June 2, 2014 until January 31, 2015.

Peggy A. Murphy, 59, Secretary of the Company since December 11, 1998. She has been employed by the Company as Director of Human Resources and Facility Security Officer since October 1998.

The terms of office of all executive officers are until the next Annual Meeting of the Board of Directors unless successors are sooner appointed by the Board of Directors.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During the Company’s fiscal year ended June 30, 2017, the Board of Directors held a total of six meetings, and each director then in office attended at least 75% of such meetings. Under the policies of the Board, Directors are expected to attend regular Board meetings, Board committee meetings, as applicable, and the Annual Meeting of Shareholders.

The Board has a standing Audit Committee whose members are Paul J. Corr, Chairman, Alvin O. Sabo and Carl Helmetag. The functions of this Committee include reviewing the engagement of the independent accountants, the scope and timing of the audit and any non-audit services to be rendered by the independent accountants, reviewing with the independent accountants and management the Company’s policies and procedures with respect to internal auditing, accounting and financial controls, and reviewing the report of the independent accountants upon completion of its audit. During the fiscal year ended June 30, 2017, the Audit Committee held five meetings, and each Committee member attended at least 75% of such meetings.

The Board has a standing Nominating Committee whose members are Carl Helmetag, Chairman, Michael Wool, Alvin O. Sabo, and Paul J. Corr. The function of this Committee is to identify and recommend to the Board individuals for nomination to fill vacancies in, and for re-nomination to, positions as Directors of the Corporation. During fiscal year ended June 30, 2017, the Nominating Committee held one meeting and each Committee member attended the meeting.

The Board of Directors has a standing Compensation Committee whose members are Michael Wool, Chairman, Carl Helmetag and Barry Pinsley. The functions of this Committee include recommending to the full Board all compensation programs applicable to executive officers including salaries paid to executive officers, the compensation paid to non-employee directors and the grant of all forms of bonuses and stock-based compensation including to whom, and the time or times at which, options or stock awards will be granted, the number of shares of common stock that underlie each grant and the exercise price and vesting schedule. During the fiscal year ended June 30, 2017, the Compensation Committee held three meetings and each Committee member attended such meetings.

The Board also has a Succession Committee, members of which are Paul J. Corr, Howard Pinsley, Alvin O. Sabo, Michael Wool and Patrick T. Enright, Jr., and a Mergers and Acquisition Committee, members of which are Howard Pinsley, Barry Pinsley, Michael Wool and Patrick T. Enright, Jr.

Board Independence - The Board has determined that all of the members of the Audit Committee and the Nominating Committee meet the independence criteria for audit committee and nominating committee members as set forth in the listing standards of the NYSE MKT. The Board has further determined that Mr. Corr qualifies as an audit committee financial expert in accordance with the rules of the United States Securities and Exchange Commission (“SEC”).

Board Leadership - The Board of Directors has not designated an individual as the lead independent director. Rather, the Board will designate one of its independent directors to act as a lead director on an ad hoc basis. For example, the Succession Committee was responsible for overseeing the process of identifying a new Chief Executive Officer resulting in the hiring of Mr. Enright effective February 1, 2015. Mr. Sabo was designated as the lead independent director for this project.

Risk Oversight - The Board oversees the Company’s processes to manage risk and has delegated the primary responsibility for reviewing policies with respect to risk assessment and risk management to the Audit Committee. Management is responsible for the development, implementation and maintenance of the risk management processes and is requested to report to the Audit Committee or the full Board periodically on its assessment of operational, financial and accounting, competitive, reputational and legal risks to the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

Company employees who also serve on the Company’s Board of Directors do not receive director’s fees. The non-employee Directors receive an annual fee of $52,200 for being a member of the Board of Directors. Each Director who also serves as a member of the Audit Committee is compensated an additional annual fee of $2,500 with the exception of the Chairman who is compensated an additional annual fee of $5,000. Each Director who serves as a member of the Succession Committee, Compensation Committee or the Mergers and Acquisition Committee is compensated an additional $2,500 for each committee. These fees are paid in monthly installments to the Directors.

Under a Retired Director Compensation Program (the “Program”) directors who have attained the age of 76 are required to retire from the Board, provided that retirement may be delayed until the end of the director’s term. Directors who have retired shall be eligible to become a “director emeritus” for a maximum period of four (4) years. The actual term of a director emeritus shall be calculated on the basis of one quarter of a year for each year of service as a Board member. A director emeritus will have no vote, but will be expected to participate in meetings of the Board. If the director emeritus participates in at least 75% of the Board meetings during a calendar year, in person or by telephone, the director emeritus will be entitled to receive remuneration in the amount of the base annual director fee at the time of his or her retirement. In addition, a director emeritus will be entitled to participate in the Corporation’s insurance programs offered to its employees.

An individual who has retired as a director but is an employee of the Corporation, or is otherwise receiving compensation from the Corporation under a severance contract or program will not be eligible for payment under the Program.

Pursuant to agreements between the Company and each of the non-executive Directors, the benefit of the Program may not be modified without an individual Director’s consent.

Effective June 2, 2017, except for those individuals whose rights are already vested under the Program, no additional individuals shall accrue any rights under the Program.

The following table sets forth the compensation of the Company’s non-employee Directors for the fiscal year ending June 30, 2017:

	Fees Earned or Paid in Cash	Option Awards (2)	All Other Compensation (1)	Total
Name	$	$	$	$
Paul J. Corr	$59,700	$9,280	-	$68,980
Carl Helmetag	$57,200	$7,424	$9,439	$74,063
Barry Pinsley	$57,200	$7,424	$4,718	$69,342
Howard Pinsley	$57,200	$7,424	$9,439	$74,063
Alvin O. Sabo	$57,200	$7,424	-	$64,624
Michael Wool	$60,950	$7,424	$9,439	$77,813
(1)	Represents the dollar amount contributed for Director’s health insurance for fiscal year ended June 30, 2017.
(2)	Represents the aggregate grant date fair value dollar amount computed in accordance with ASC Topic 718. For information concerning the assumptions made in the valuation of awards, see Note 11 of the Company’s financial statements for fiscal year ended June 30, 2017.

The non-employee Directors held the following unexercised options at June 30, 2017:

Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable (a)	Option Exercise Price $	Option Expiration Date

Paul J. Corr	2,000		$21.54	5/23/2018
	2,000		$17.09	2/20/2019
	1,600		$19.20	8/19/2020
	1,600		$25.10	8/26/2021
	1,600		$25.18	6/01/2022
	1,600		$27.22	8/23/2023
	1,600		$26.09	6/12/2025
		2,000	$26.25	12/02/2026

Carl Helmetag	1,400		$21.54	5/23/2018
	1,400		$17.09	2/20/2019
	1,600		$19.20	8/19/2020
	1,600		$25.10	8/26/2021
	1,600		$25.18	6/01/2022
	1,600		$27.22	8/23/2023
	1,600		$26.09	6/12/2025
		1,600	$26.25	12/02/2026

Barry Pinsley	1,400		$21.54	5/23/2018
	1,400		$17.09	2/20/2019
	1,600		$19.20	8/19/2020
	1,600		$25.10	8/26/2021
	1,600		$25.18	6/01/2022
	1,600		$27.22	8/23/2023
	1,600		$26.09	6/12/2025
		1,600	$26.25	12/02/2026

Howard Pinsley	4,000		$21.54	5/23/2018
	1,600		$19.20	8/19/2020

Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable (a)	Option Exercise Price $	Option Expiration Date
	1,600		$25.10	8/26/2021
	1,600		$25.18	6/01/2022
	1,600		$27.22	8/23/2023
	1,600		$26.09	6/12/2025
		1,600	$26.25	12/02/2026

Alvin O. Sabo	1,400		$21.54	5/23/2018
	1,400		$17.09	2/20/2019
	1,600		$19.20	8/19/2020
	1,600		$25.10	8/26/2021
	1,600		$25.18	6/01/2022
	1,600		$27.22	8/23/2023
	1,800		$26.09	6/12/2025
		1,600	$26.25	12/02/2026

Michael Wool	1,600		$21.54	5/23/2018
	1,600		$19.20	8/19/2020
	1,600		$25.10	8/26/2021
	1,600		$25.18	6/01/2022
	1,600		$27.22	8/23/2023
	1,600		$26.09	6/12/2025
		1,600	$26.25	12/02/2026

(a)	Unexercisable options vest as follows: Options with an expiration date of December 2, 2026 vest on December 2, 2018.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the annual compensation for each of the fiscal years ended June 30, 2017 and June 30, 2016 received by the Company’s two most highly compensated executive officers who received over $100,000 in total compensation for the fiscal year ended June 30, 2017 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $	Bonus $ (1)	Option (2) Awards $	All Other (3) Compensation $	Total $
Patrick T. Enright Jr.	2017	$248,839	$50,000	$18,560	$15,560	$332,959
President and Chief Executive Officer	2016	$245,769	$63,226	-	$23,096	$332,091
David O’Neil	2017	$164,870	$30,000	$10,440	$15,256	$220,566
Executive Vice President/CFO/Treasurer	2016	$162,836	$75,000	-	$18,821	$256,657
(1)	In the case of Mr. Enright, the bonus amount for fiscal year 2016 is the unutilized portion of a relocation expense allowance payable as a bonus, in accordance with his Executive Employment Agreement.
(2)	Represents the aggregate grant date fair value dollar amount computed in accordance with ASC Topic 718. For information concerning the assumptions made in the valuation of awards, see Note 11 of the Company’s financial statements for fiscal year ended June 30, 2017.

(3)	All other compensation includes (i) the value of shares of the Company’s common stock allocated to the Named Executive Officers’ accounts in the Company’s ESOP and (ii) the Company matching contributions to the Company 401(k) Plan, as set forth below. Dividends are paid on allocated shares in the Company’s ESOP at the same time and rate and in the same form as dividends paid on common shares generally. ESOP shares allocated to the Named Executive Officers’ accounts vest in accordance with the terms of the plan. At June 30, 2017, Mr. Enright and Mr. O’Neil were 0% and 100% vested, respectively. For fiscal year 2016, all other compensation for Mr. Enright includes an additional $2,886 reimbursement for relocation expenses.

Name	Year	Value of Allocated Shares in Company ESOP ($)	Company Contributions to 401(k) Plan ($)	Total
Patrick T. Enright, Jr.	2017	$13,160	$2,400	$15,560
	2016	$16,698	$3,512	$20,210
David O’Neil	2017	$12,851	$2,405	$15,256
	2016	$16,698	$2,123	$18,821

The following table sets forth information concerning outstanding equity awards held by the Company’s Named Executive Officer at fiscal year ended June 30, 2017:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable (a)	Option Exercise Price $	Option Expiration Date
Patrick T. Enright Jr.	10,000		$26.53	2/02/2025
	4,000		$26.09	6/12/2025
		4,000	$26.25	12/2/2026

David O’Neil	2,000		$21.54	5/23/2018
	2,000		$17.09	2/20/2019
	2,000		$19.20	8/19/2020
	2,000		$25.10	8/26/2021
	2,000		$25.18	6/01/2022
	2,000		$27.22	8/23/2023
	2,000		$26.09	6/12/2025
		2,250	$26.25	12/2/2026
(a)	Unexercisable options vest as follows: Options with an expiration date of December 2, 2026, vest on December 2, 2018.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of June 30, 2017 with respect to compensation plans under which equity securities of the Company may be issued:

Equity Compensation Plan INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plan (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	197,800	$24.57	156,550
Equity compensation plans	-0-		-0-
not approved by security holders	197,800		156,550

INSURANCE

The executive officers and directors of the Company can elect to be covered under the company-sponsored health plans, which do not discriminate in favor of the officers, or directors of the Company and which are available generally to all employees. In addition, the executive officers are covered under a group life plan, which does not discriminate, and is available to all employees.

The Company maintains insurance coverage, as authorized by Section 726 of the New York Business Corporation Law, providing for (a) reimbursement of the Company for payments it makes to indemnify officers and directors of the Company, and (b) payment on behalf of officers and directors of the Company for losses, costs and expenses incurred by such individuals in any actions.

EMPLOYEE RETIREMENT PLAN AND TRUST

Under the Company’s ESOP, approved by the Board of Directors on June 2, 1989, effective July 1, 1988, all non-union employees of the Company, including the Company’s executive officers and non-executive officers are eligible to participate. The ESOP is a non-contributory plan, which is designed to invest primarily in shares of common stock of the Company. Certain technical amendments not considered material were adopted effective as of June 10, 1994, July 1, 2003, July 1, 2005, and July 1, 2016.

Of the 456,099 shares of common stock of the Company allocated to participants of the ESOP as of June 30, 2017, 1,229 shares were allocated to Mr. Enright and 14,215 shares were allocated to Mr. O’Neil. Messrs. Enright and O’Neil were 0% and 100% vested, respectively, in their account as of June 30, 2017.

The ESOP’s purchase of common stock from the Company has been financed by loans from the Company to the ESOP. Each year the Company makes contributions to the ESOP, which are used to make loan interest and principal payments to the Company. Following each payment of principal on the loan, a portion of the unallocated shares held by the ESOP is allocated to participants.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

The Company has an Executive Employment agreement with Patrick T. Enright Jr., President and Chief Executive Officer. The agreement was effective February 1, 2015 and expires January 31, 2018, but will automatically renew for an additional one year period unless either the Company or the employee gives at least 60 days’ notice to the contrary. The agreement provides for the payment of base compensation, relocation expense reimbursement and bonus compensation. Mr. Enright is entitled to an annual performance-based cash bonus currently comprised of three components, with the maximum aggregate amount payable not to exceed his annual base salary. The first component is discretionary, based upon an annual performance assessment and may not exceed $100,000. The second component is based on the increase in sales plus backlog (i) over fiscal year 2015 in the case of fiscal year 2016, (ii) over the average of fiscal years 2015 and 2016 in the case of fiscal 2017, and (iii) over the average of the prior three fiscal years thereafter, and may not exceed $100,000. The third component is based on the increase in operating earnings (i) over fiscal year 2015 in the case of fiscal year 2016, (ii) over the average of fiscal years 2015 and 2016 in the case of fiscal year 2017, and (iii) over the average of the prior three fiscal years thereafter, and may not exceed $100,000. In calculating components two and three, adjustments are made in the case of a specific customer contract. In order to be eligible for the bonus compensation for a fiscal year ending June 30, Mr. Enright must be employed on December 31 following such fiscal year end. If Mr. Enright is terminated without “cause” he is entitled to six months’ severance pay of his then current base salary, any amount of bonus to which he may be entitled based upon the non-discretionary components and health benefits.

The Company has an Executive Employment agreement with David O’Neil Executive Vice President, Treasurer and Chief Financial Officer. The agreement was effective March 1, 2013 and automatically renews for additional one year periods subsequent to June 30, 2016 unless either the Company or Mr. O’Neil gives at least 60 days’ notice to the contrary. The agreement provides for the payment of base compensation and bonus compensation as determined by the Board in its discretion. If he is terminated without “cause” or incidental to a change of control or if he terminates employment for “good reason” he is entitled to nine months’ severance pay of his then current base salary plus health benefits.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is comprised of three independent directors and operates under a written charter, revised most recently by the Board on September 9, 2016. The Audit Committee Charter is available on the Company’s website at www.espey.com under the tab “Investors”.

In fulfilling its responsibilities, the Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2017 with management and the independent auditors.

The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No.1 (Independence Discussions with Audit Committees), and has discussed with the auditors the auditors’ independence.

The Committee considered and concluded that the provision of non-audit services by the independent auditors was compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

Audit Committee:
Paul J. Corr, Chairman
Carl Helmetag
Alvin O. Sabo

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Nominating Committee of the Board of Directors (the “Nominating Committee”) is comprised of three independent directors and operates under a written charter. A copy of the charter is available on the Company’s website, www.espey.com, under the tab “Investors”.

The Nominating Committee will review the present needs of the Board and establish criteria as to particular qualifications in terms of background and experience that could meet such needs. At a minimum, the Nominating Committee believes that nominees for Directors should have either experience in the industry in which the Company engages or professional, business or academic qualifications that differ from existing members of the Board and could augment the aggregate expertise possessed by Board members. In addition to industry experience, the Nominating Committee will consider the following skill sets and experience; corporate management experience, financial acumen, experience in international sales, mergers and acquisition experience and corporate governance experience. The Company further believes that all nominees should be able to make a contribution to the Board that will enhance the development and growth of the Company’s business and shareholder value; devote adequate time to service as a Director; and work well with other Board members in a collegial manner.

The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates. The Nominating Committee uses the same criteria for evaluating candidates nominated by shareholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies.

The Nominating Committee’s evaluation of existing Board members and prospective new Board members and the implementation of a diversity policy will be in the context of determinations made regarding the size of the Board of Directors. The Company is a small business with less than $40 million in sales and operations at only one location. Due to the size of the business and the relatively simple corporate structure, the Board of Directors has determined not to increase its size. If a determination is made to add Board members, diversity is a factor that will be considered by the Nominating Committee.

The Nominating Committee will consider bona fide recommendations by shareholders as to potential Director nominees, who meet the above standards. A shareholder wishing to submit such a recommendation should send a letter, postmarked no more than 180 days and no later than 120 days prior to the date on which the Company’s Annual Meeting was held during the prior year, to the Secretary of the Company. In the case of an Annual Meeting that is called for a date that is not within 30 calendar days before or after the first anniversary date of the Annual Meeting of Shareholders in the immediately preceding year, any such written proposal of nomination must be received by the Secretary not less than five days after the Corporation shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an Annual Meeting of Shareholders will be held. The letter must identify its writer as a shareholder of the Company, provide evidence of the writer’s stock ownership and provide:

•	The name, address, telephone number and social security number of the candidate to be considered;
•	A description of understandings, contractual, business or familial relationships between the shareholder and the candidate, if any, and an unexecuted written consent of the candidate to serve as a director of the Company, if nominated and elected;
•	The candidate’s resume and at least three references;
•	A statement of the candidate’s qualifications to serve on the Board of Directors and specified Board committees which shall include an explanation as to how elements of the candidate’s background and experience would be a benefit to the Company and its business.

All candidates recommended to the Nominating Committee must meet the independence standards of the NYSE MKT and the definition of “independent director” in the Company’s By-Laws.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is comprised of three independent directors and operates under a written charter, adopted on February 20, 2009. A copy of the charter is available on the Company’s website www.espey.com, under the tab “Investors”.

The objectives of the compensation program are designed to align performance with the interests of shareholders, reward performance, retain and recruit qualified and effective talent.

The Committee will consult with senior management to establish, review and evaluate the long-term strategy of executive compensation and the types of stock and other compensation plans utilized by the Company. The Committee will also assist the Board in the establishment of annual goals and objectives for the Company’s Chief Executive Officer, as well as consulting with the Chief Executive Officer to establish goals and objectives for other members of senior management. The Committee will assist the Board in establishing plans for executive officer development. The Committee has not engaged a compensation consultant in connection with the discharge of its responsibilities.

The Committee is responsible for recommending to the Board all grants and awards under the Corporation’s stock option plans and other equity-based plans. It is not intended that the authority of the Board under the 2017 Stock Option and Restricted Stock Plan be delegated to the Committee, but rather that the Committee serve in an advisory capacity. The Committee will also consult with the Chief Executive Officer for senior management grants and awards.

The Committee will review compensation paid to non-employee directors and make recommendations to the Board for any adjustments.

The Committee will review and approve, in consultation with the Chief Executive Officer, any severance or similar termination payments proposed to be made to any current or former executive officer of the Corporation (other than the current Chief Executive Officer), and review and recommend to the Board any severance or similar termination payments proposed to be made to the current Chief Executive Officer.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Mail can be addressed to Directors in care of the Office of the Secretary, Espey Mfg. & Electronics Corp., 233 Ballston Avenue, Saratoga Springs, New York 12866. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Audit Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding ownership of the Company’s outstanding Common Stock as of October 12, 2017, by each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock:

Title Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Class	Percent

Common Stock	Wellington Management Group LLP, Wellington Group Holdings LLP; Wellington Investment Advisers Holdings LLP; Wellington Management Company LLP (collectively, “Wellington Group”); and Wellington Trust Company, N.A. (“Trust Company”); and Wellington Trust Company, National Association Multiple Common Trust Funds Trust Micro Cap Equity Portfolio c/o Wellington Management Company LLP ("Portfolio") 280 Congress Street Boston, MA 02210	201,189 - Direct (1)	8.5%
	Stanley Kesselman c/o Maxim Group 405 Lexington Ave., 2nd Floor New York, NY 10174	233,961 - Direct (2)	9.9%
(1)	The information is from Schedules 13G/A dated February 14, 2017 filed with the SEC by each of (i) Wellington Group, (ii) Trust Company, as investment advisor, and (iii) Portfolio. Portfolio reports the ownership of 178,996 shares. Each of Trust Company and Wellington Group reports the ownership of 201,189 shares, but with no client having the power to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than five percent such securities, other than Portfolio or Trust Company.
(2)	The information is from Schedule 13G/A dated January 18, 2017 filed with the SEC by Mr. Kesselman.

SECURITY OWNERSHIP OF MANAGEMENT

The following information is furnished as of October 12, 2017, as to each class of equity securities of the Company beneficially owned by all Directors and Executive Officers and by Directors and Executive Officers of the Company as a Group:

Title Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	Paul J. Corr	23,439 - Direct (1)	*

Common Stock	Patrick T. Enright, Jr.	16,500 - Direct (1)	*
		1,229 – Indirect (2)	*

Common Stock	Carl Helmetag	29,369 - Direct (1)	1.3%
1,504 - Indirect (3)

Common Stock	Peggy Murphy	10,800 - Direct (1)	*
		11,119 - Indirect (2)

Common Stock	David O’Neil	24,000 - Direct (1)	1.6%
		14,215 - Indirect (2)

Common Stock	Barry Pinsley	63,062 - Direct (1)	2.6%

Common Stock	Howard Pinsley	81,013 - Direct (1)	4.4%
		24,404 - Indirect (2)

Common Stock	Alvin O. Sabo	17,300 - Direct (1) 9,500 – Indirect (3)	1.1%

Common Stock	Katrina Sparano	9,095 - Direct (1)	*
		4,652 - Indirect (2)

Common Stock	Michael Wool	21,900 - Direct (1)	*

	Officers and Directors	296,478 - Direct (1)	14.6%
	as a Group (10 persons)	66,624 - Indirect (2), (3)

* Less than one percent

1)	Direct shares include options to acquire shares, which are exercisable within 60 days as follows:
Name of Beneficial Owner	Exercisable Options	Name of Beneficial Owner	Exercisable Options
Paul J. Corr	12,000	Howard Pinsley	12,000
Patrick T. Enright, Jr	14,000	Alvin O. Sabo	11,000
Carl Helmetag	10,800	Katrina Sparano	8,750
Peggy Murphy	10,800	Michael Wool	9,600
David O’Neil	14,000
Barry Pinsley	10,800
2)	Includes shares allocated to named officer as of June 30, 2017, as a participant in the Company’s ESOP and may reflect dispositions that have occurred since the date of the person’s last ownership report on Form 4. Each such person has the right to direct the manner in which such shares allocated to him or her are to be voted by the ESOP Trustee.
3)	In the case of Mr. Helmetag, represents 1,504 shares held in IRA account. In the case of Mr. Sabo, represents 9,500 shares held in IRA account

There are no arrangements known to the Company, the operation of which may at a subsequent date, result in change of control of the Company.

CODE OF ETHICS

The Company has adopted a Code of Ethics which is available on the Company’s website at www.espey.com under the tab “Investors”.

PROPOSAL NO. 2
APPROVAL OF 2017 STOCK OPTION AND RESTRICTED STOCK PLAN

At the Annual Meeting, the shareholders are being asked to approve the adoption of the Espey Mfg. & Electronics Corp. 2017 Stock Option and Restricted Stock Plan (the “2017 Plan”). Unless otherwise specified by the shareholders, the shares represented by their properly executed proxies will be voted for the approval of the adoption of the 2017 Plan.

The following is a summary description of the 2017 Plan and is qualified in its entirety by reference to the text of the 2017 Plan which is set forth as Appendix A to this proxy statement.

Description of The Plan

The purpose of the 2017 Plan is to provide an equity interest in the Company to the Company’s directors, officers, employees, advisors and consultants so as to increase their interest in the economic well-being of the Company.

Under the 2017 Plan, the Company may grant options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“incentive stock options”), other options which are not intended to so qualify (“nonqualified stock options”) and awards of common stock without payment therefore (“award shares”). Incentive stock options may only be granted to persons who are key employees of the Company at the time of grant, which may include officers and directors who are also employees. Nonqualified stock options and award shares may be granted to persons who are officers, directors or employees of or consultants or advisors to the Company at the time of grant.

The 2017 Plan will be administered by the Company’s Board unless the Board charges the Compensation Committee or other committee with the responsibility for administering the 2017 Plan. At present, the Board’s Compensation Committee makes recommendations to the full Board regarding the award of equity incentives. Subject to the terms of the 2017 Plan, the Compensation Committee will recommend the persons to whom options or award shares are granted, the number of shares covered by an option or award, the term of any option, the terms of agreements with respect to award shares and the time during which any option is exercisable or any restrictions on award shares continue.

If the 2017 Plan is approved, a total of 400,000 shares of Common Stock will be reserved for issuance under the plan. The maximum aggregate number of shares of Common Stock subject to options or awards to non-employee directors is 133,000 and the maximum aggregate number of shares of Common Stock subject to options or awards granted to non-employee directors during any single fiscal year is the lesser of 13,300 and 33 1/3% of the total number of shares subject to options or awards granted in such fiscal year. The maximum number of shares subject to options or awards granted to any individual employee may not exceed 15,000 in a fiscal year. The shares issued may include treasury shares, authorized but unissued shares and shares previously reserved for issuance upon exercise of options which have expired or terminated or shares awarded which have been forfeited. Shares subject to options that cease to be exercisable for any reason or shares awarded which have been forfeited will be available for subsequent grant under the plan.

Subject to the approval of the 2017 Plan by the Shareholders at the Annual Meeting and the approval of the listing of the shares of Common Stock subject to the 2017 Plan by the NYSE MkT, the Board has granted options covering an aggregate of 39,115 shares of Common Stock to Company Employees and an aggregate of 12,400 shares of Common Stock to Non-employee directors.

Nonqualified stock options may be granted at an exercise price greater than or lesser than the fair market value of the Common Stock on the date of grant, in the discretion of the Board. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than 10% of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash or, in the discretion of the Board, (i) in shares of Common Stock, (ii) by delivery of any other property or (iii) by any combination of cash, Common Stock and other property. The Board may also grant awards entitling recipients to receive shares of Common Stock without payment for such shares, upon such terms and conditions as the Board may determine, including, without limitation, restrictions or risks of forfeiture upon the happening of specified events vesting schedules and the attainment of performance objectives, all of which shall be set forth in a restricted stock award agreement. Recipients of award shares subject to a vesting schedule will become fully vested in such shares upon a “change of control” as defined in the 2017 Plan.

With respect to incentive stock options, to the extent that the aggregate fair market value of the Common Stock (measured at the time of grant) with respect to which incentive stock options are first exercisable by an employee during any calendar year under the 2017 Plan and any other plan of the Company providing incentive stock options exceeds $100,000, such incentive stock options shall be treated as nonqualified options.

Options and awards under the 2017 Plan may not be granted after September 8, 2027, ten years from the date of the Board’s adoption of the 2017 Plan. No option under the 2017 Plan may be exercised subsequent to ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of the Common Stock). No incentive stock option granted pursuant to the 2017 Plan may be exercised more than three months after the option holder ceases to be an employee of the Company, except that in the event of death or permanent and total disability of the option holder, the option may be exercised by the holder of his estate for a period of up to one year after the date of such death or permanent total disability. Options granted under the 2017 Plan may not be assigned or transferred except as permitted in the discretion of the Board.

The employment relationship is treated as continuing intact while an option or award holder is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, the right to continued employment is provided by statute or contract. If a period of leave exceeds three months, any incentive stock option will convert to a nonqualified option.

In the case of options or awards granted to a prospective employee, the parties must reasonably anticipate that the prospective employee will commence service within 12 months of the grant date. If the prospective employee does not commence service within such period, the grant will be forfeited.

The 2017 Plan may be amended by the Board subject to shareholder approval to the extent required by applicable law, regulation or rule of any stock market on which the Company’s stock is traded. No amendment, suspension or termination of the 2017 Plan, except as described in the 2017 Plan, may adversely affect the rights of an option or award holder under the 2017 Plan without the holder’s consent.

The Company’s 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”) has expired. However, options to purchase an aggregate of 196,700 shares of Common Stock at prices ranging from $17.09 to $27.22 per share remain outstanding under the 2007 Plan.

Federal Income Tax Consequences of the Plan

The following general summary of the U.S. Federal income tax consequences of the issuance and exercise of options granted under the 2017 Plan and the grant of award shares under the 2017 Plan is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current regulations promulgated thereunder, and existing administrative rulings of the Internal Revenue Service, all of which are subject to change (possibly with retroactive effect). It is not intended to be a complete discussion of all of the Federal income tax consequences of the plan or of all of the requirements that must be met in order to qualify for the described tax treatment.

Nonqualified Options. A recipient of a nonqualified option generally will not recognize any taxable income until the option is exercised. At that time, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

Upon a subsequent sale of shares acquired by the exercise of a nonqualified stock option, a recipient will recognize gain or loss equal to the difference between the selling price of the shares and their fair market value on the date of exercise. The gain or loss will be short-term or long-term depending upon how long the shares were held.

The Company generally will be entitled to a compensation deduction for Federal income tax purposes in an amount equal to, and at the same time as, the ordinary income recognized by option holders, provided that the Company reports the income on a Form W-2 or 1099 (whichever is applicable) that is both timely provided to the option holder and timely filed with the IRS, and further provided that such deduction is reasonable and is not limited by applicable provisions of the Code, such as Sections 162(m), 212, or 280G.

Incentive Stock Options. Incentive stock options granted under the 2017 Plan are intended to qualify as incentive stock options under Section 422 of the Code.

A participant generally will not recognize taxable income upon the grant or exercise of an incentive stock option. If an option holder does not make a “disqualifying disposition” (as defined below), then the option holder will not recognize any taxable income until the shares are sold or exchanged, and any gain recognized upon such sale or exchange will be taxable as long-term capital gain. A “disqualifying disposition” means any disposition of shares acquired on the exercise of an incentive stock option when such disposition occurs within two years after the date the option was granted, or within one year after the date the shares were transferred to the option holder.

If the option holder makes a disqualifying disposition, then the difference between (a) the option exercise price and (b) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the price received upon disposition of the shares, will be taxable to the option holder as ordinary income. In the case of a gift or certain other transfers, the amount of taxable ordinary income is not limited to the gain that would have resulted from a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

In the case of a disqualifying disposition, if the amount realized on disposition of the shares exceeds the fair market value of the shares on the date of exercise, the excess will be taxed as either long-term or short-term capital gain depending on the option holder’s holding period of the shares.

The Company will not be entitled to any deduction with respect to the grant or exercise of incentive stock options. In addition, no deduction will be allowed to the Company upon the disposition of stock acquired upon the exercise of an incentive stock option, unless the disposition is a disqualifying disposition. In the case of a disqualifying disposition, the Company generally will be entitled to a deduction at that time equal to the amount of compensation income that is recognized by the employee as a result of the disqualifying disposition, provided that the Company reports the income on a Form W-2 or 1099 (whichever is applicable) that is both timely provided to the option holder and timely filed with the IRS, and further provided that such deduction is reasonable and is not limited by applicable provisions of the Code including Section 162(m), 212, or 280G.

Award Shares. Since award shares will be granted subject to a substantial risk of forfeiture, requiring the recipient to perform substantial services for a period of time specified in the grant, and may be subject to other terms and conditions, the recipient will not recognize income at the time such award shares are issued (absent a Section 83(b) election, described below).

Unless the recipient makes a Section 83(b) election at the time of the grant of award shares, the recipient will recognize ordinary compensation income at the time such shares vest in an amount equal to the then fair market value of the shares. The recipient will have a tax basis in shares that vest equal to the amount of ordinary compensation income recognized with respect to those shares. The recipient’s holding period would begin just after the shares vest.

A recipient may make a Section 83(b) election with respect to shares subject to a substantial risk of forfeiture. A recipient of award shares who makes a Section 83(b) election will recognize ordinary compensation income at the time the shares are issued and not when they vest. The amount of such income would be equal to the fair market value of the shares at the time of issuance. In that event, the recipient’s tax basis in the shares would equal the fair market value of the award shares on the date issued, and the holding period would begin just after such date. Any subsequent appreciation that is recognized would constitute capital gain rather than ordinary compensation income, and would be long-term capital gain to the extent the holding period was longer than twelve months at the time of the sale or exchange.

The Company generally will be entitled to a compensation deduction for Federal income tax purposes in an amount equal to, and at the same time as, the ordinary compensation income recognized by recipients of award shares, provided that the Company reports the income on a Form W-2 or 1099 (whichever is applicable) that is both timely provided to the recipient and timely filed with the IRS, and further provided that the deduction is reasonable and is not limited by applicable provisions of the Code, including Section 162(m), 212, or 280G. Accordingly, the amount and timing of the Company’s deductions with respect to award shares granted will depend upon the extent to which such shares are (and remain) subject to a substantial risk of forfeiture and the extent to which Section 83(b) elections are made by recipients with respect to award shares that are not vested at the time of grant.

Proxies will be voted in favor of approval of the adoption of the 2017 Plan unless shareholders specify otherwise in their proxies and except for broker non-votes. The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE 2017 PLAN.

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Freed Maxick CPAs, P.C. (“Freed Maxick”) as the Company’s independent public accountants for the fiscal year ending June 30, 2018.

Unless otherwise specified by the shareholders, the shares represented by their properly executed proxies will be voted for ratification of the appointment of Freed Maxick as independent accountants for the fiscal year ending June 30, 2018. The Company is advised by said firm that neither the firm nor any of its members now has, or during the past three years had, any direct financial interest or material indirect financial interest or any connection with the Company.

A representative of Freed Maxick is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF FREED MAXICK CPAS P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2018.

The fees billed or expected to be billed for professional services by Freed Maxick for the fiscal years ended June 30, 2017 and June 30, 2016 were:

TYPE OF FEES	2017	2016
(1) Audit Fees	$85,500	$82,750
(2) Audit Related Fees	$7,500	$7,500
(3) Tax Fees	$10,250	$10,250
(4) All Other Fees	None	None
Total	$103,250	$100,500

In the above table, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, and for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning rendered by the principal accountant. 100% of the services set forth in sections (1) through (3) above were approved by the Audit Committee in accordance with its charter.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class or the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that its officers, directors, and stockholders who own more than ten percent of the Company’s equity securities complied with all Section 16(a) filing requirements for the fiscal year ended June 30, 2017.

ANNUAL REPORTS

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, including financial statements as filed with the Securities and Exchange Commission accompanies this Proxy Statement. Such financial statements are not incorporated herein by reference.

A copy of the Company’s Annual Report on Form 10-K (including financial statements and schedules thereto) for the fiscal year ended June 30, 2017, filed with the Securities and Exchange Commission will be provided without charge upon the written request of shareholders to Espey Mfg. & Electronics Corp., Attention: Investor Relations, 233 Ballston Avenue, Saratoga Springs, New York 12866. The Company’s Form 10-K for the fiscal year ended June 30, 2017 can also be viewed electronically through a link at the Company’s website at www.espey.com.

SHAREHOLDER PROPOSALS

Any shareholder proposal which may be a proper subject for inclusion in the proxy statement and for consideration at the 2018 Annual Meeting must be received by the Company at its Principal Executive Office no later than June 23, 2018, if it is to be included in the Company’s 2018 proxy statement and proxy form. In addition, the Company’s By-Laws outline procedures that a shareholder must follow to nominate directors or to bring other business before an Annual Meeting of Shareholders. Except as required under the Business Corporation Law of New York, shareholder proposals will not be considered at special meetings.

PROXY SOLICITATION

The solicitation of the enclosed proxy is being made on behalf of the Board of Directors and the cost of preparing and mailing the Notice of Meeting, Proxy Statement and form of proxy to shareholders is to be borne by the Company.

By Order of the Board of Directors,
Patrick T. Enright Jr.
President and Chief Executive Officer

October 27, 2017

Saratoga Springs, New York

Appendix A

ESPEY MFG. & ELECTRONICS CORP.

2017 STOCK OPTION AND RESTRICTED STOCK PLAN

1.	Purpose

This Plan authorizes the Corporation to provide directors, officers, employees, and consultants of the Corporation and its Subsidiaries who are in a position to contribute to the long-term success of the Corporation and its Subsidiaries with Options to acquire Common Stock and Restricted Stock Awards for Common Stock. The Corporation believes that this incentive program will cause these persons to increase their interest in the economic well-being of the Corporation and its Subsidiaries, and aid in attracting and retaining directors, officers, employees, and consultants of outstanding ability.

2.	Definitions

Unless the context clearly shows otherwise, the following terms have the meanings set forth in this section:

(a)       “Affiliate” means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

(b)       “Board” means the Board of Directors of Espey Mfg. & Electronics Corp., a New York corporation, or the governing body of any entity that succeeds to the rights and obligations of Espey Mfg. & Electronics Corp. under this Plan.

(c)       “Cause” means, with respect to any Grantee, any of the following: (i) that person’s material dishonesty (including, without limitation, embezzlement, financial misrepresentation, fraud, theft, or other similar action) in his or her dealings with the Corporation or its Subsidiaries or with any other entity that the Corporation or its Subsidiaries are engaged in commerce; (ii) that person’s conviction of, or entry of a plea of nolo contendere to, the commission of a felony; (iii) any act or omission by that person that actually has, and which either that person intends to have or that person or a reasonable person would expect to have, a material adverse effect on the Corporation or any Subsidiary; or (iv) if any Grantee is party to an employment or consulting agreement governing the terms of his or her employment or consultancy with the Corporation or its Subsidiaries, and the agreement includes a definition of termination for cause, then for purposes hereof Cause also includes those grounds not inconsistent with the foregoing provisions. If the provisions of the agreement and this Plan are inconsistent, the provisions of this Plan shall control.

(d)       “Change in Control” means any one of the following:

(i)       any one person or entity or more than one person or entity acting as a group acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than fifty (50%) percent of the total fair market value or total voting power of the stock of the Corporation. However, if any one person or entity, or more than one person or entity acting as a group, is considered to own more than fifty (50%) percent of the total fair market value or total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or entity or persons or entities does not cause a change in the ownership of the Corporation. An increase in the percentage of stock owned by any one person or entity, or persons or entities acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property is treated as an acquisition of stock;

(ii)       any one person or entity, or more than one person acting as a group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or entity or persons or entities) ownership of stock of the Corporation possessing thirty (30%) percent or more of the total voting power of the stock;

(iii)       a majority of members of the Corporation’s board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s board of directors prior to the date of the appointment or election; or

(iv)       one person or entity, or more than one person or entity acting as a group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or entity or persons or entities) assets from the Corporation that have a total gross fair market value equal to or more than forty (40%) percent of the total gross fair market value of all the assets of the Corporation immediately prior to such acquisition or acquisitions. Gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(e)       “Code” means the Internal Revenue Code of 1986, as amended.

(f)       “Committee” means the Compensation Committee of the Board, if there is one, or such other committee of the Board appointed by the Board, and charged with the responsibility for administering this Plan, or if no such committee has been appointed, the Board. As used in this Plan the term “Committee” shall not mean an advisory committee which the Board may appoint under Section 4(b) of this Plan.

(g)       “Common Stock” means the common stock, $0.33 1/3 par value per share, of the Corporation.

(h)       “Consultant” means any person or entity that is engaged to perform services for the Corporation or any of its Subsidiaries, other than as an Employee or Director.

(i)       “Corporation” means Espey Mfg. & Electronics Corp.

(j)       “Director” means any member of the Board.

(k)      “Disability” means (i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Corporation or any of its Subsidiaries.

(l)       “Employee” means any common-law employee of the Corporation or any of its Subsidiaries, or any person who has agreed to become a common-law employee of the Corporation or any of its Subsidiaries. The term Employee includes members of the Board who are common-law employees of the Corporation or any of its Subsidiaries.

(m)     “Exchange Act” means the Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder.

(n)       “Fair Market Value” means for a share of Common Stock on a specified date:

(i)       the final reported sales price on the specified date (or if there is no reported sale on that date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange (including but not limited to the NYSE MKT) on which the Common Stock is listed or admitted to trading; or

(ii)       if the Common Stock is not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share on that date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system then in use as selected by the Committee; or

(iii)       if, in the opinion of the Committee, paragraphs (i) and (ii) are not applicable or reasonable, the fair market value of a share of Common Stock as determined by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) and the regulations thereunder as of a date that is no more than twelve (12) months before the transaction to which the valuation is applied.

(o)       “Grantee” means a person granted an Option or Restricted Stock Award under this Plan.

(p)       “Incentive Stock Option” means an Option designated by the Committee as an incentive stock option under Code Section 422(b).

(q)       “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option, or an Incentive Stock Option that, subsequent to the date of grant thereof, fails to satisfy the requirements of Code Section 422(b) or (d).

(r)       “Option” means an option granted pursuant to this Plan to purchase shares of Common Stock.

(s)      “Plan” means the Espey Mfg. & Electronics Corp. 2017 Stock Option and Restricted Stock Plan as set forth herein and as amended from time to time. This Plan may be referred to as the “Espey Mfg. & Electronics Corp. 2017 Stock Option and Restricted Stock Plan.”

(t)       “Restricted Stock Agreement” means a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of a Restricted Stock Award and containing the terms and conditions, not inconsistent with this Plan, as the Committee and Grantee agree.

(u)       “Restricted Stock Award” means an award of shares of Common Stock.

(v)       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(w)      “Stock Option Agreement” means a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option and containing the terms and conditions, not inconsistent with this Plan, as the Committee and Grantee agree.

(x)       “Subsidiary” means (i) any corporation that the Corporation owns, directly or indirectly, fifty (50%) percent or more of the total combined voting power of all classes of stock, and (ii) any entity that the Committee reasonably expects to become a Subsidiary under clause (i).

3.	Shares of Common Stock Subject to Plan

Subject to adjustment as provided in Section 8, the Common Stock that may be issued pursuant to Options and Restricted Stock Awards granted under this Plan shall not exceed four hundred thousand (400,000) shares in the aggregate, and the maximum number of aggregate shares of Common Stock that may be issued pursuant to Incentive Stock Options is four hundred thousand (400,000). The maximum aggregate number of shares of Common Stock subject to Options or Restricted Stock Awards to non-employee directors under the Plan is 133,000 and the maximum aggregate number of shares of Common Stock subject to Options or Restricted Stock Awards granted to non-employee directors during any single fiscal year of the Corporation is the lesser of (i) 13,300 and (ii) thirty three and one-third percent (33 1/3%) of the total number of shares subject to Options or Restricted Stock Awards granted during such fiscal year. The maximum number of shares of Common Stock subject to Options or Restricted Stock Awards granted to any individual Employee during any fiscal year is 15,000. Common Stock issuable under this Plan may be authorized but unissued shares or reacquired shares of Common Stock held as treasury shares. Common Stock subject to Options and Restricted Stock Awards that are forfeited, lapse, or terminate in whole or in part shall be available for issuance pursuant to other Options and Restricted Stock Awards.

4.	Administration of Plan

(a)       The Committee shall administer this Plan. The Committee has the exclusive authority and discretion to take the following actions, in each case subject to and consistent with the provisions of this Plan:

(i)        to select the Directors, Employees, and Consultants to whom Options and Restricted Stock Awards are granted;

(ii)        to determine the number of shares of Common Stock subject to each Option and Restricted Stock Award;

(iii)       to determine whether an Option is an Incentive Stock Option or a Nonqualified Stock Option;

(iv)       to determine the terms and conditions of any Option and Restricted Stock Award, including, without limitation, the exercise price, the period, if any, over which Options vest and become exercisable, the period, if any, over which Restricted Stock Awards vest;

(v)        to determine whether any successor to the Corporation or its business shall assume the Plan and the Options and Restricted Stock Awards previously granted and the terms and conditions of this assumption;

(vi)       to determine whether, to what extent, and under what circumstances the exercise price of an Option may be paid in cash, Common Stock, or other securities or property, and when an Option or Restricted Stock Award expires or is cancelled, forfeited, or surrendered;

(vii)       to determine the restrictions or conditions related to the delivery, holding, and disposition of shares of Common Stock received upon exercise of an Option, and upon the grant or vesting of a Restricted Stock Award;

(viii)    to prescribe the form and content of each Stock Option Agreement and Restricted Stock Award Agreement, which need not be the same for each Grantee;

(ix)       to adopt, amend, rescind, suspend, and waive such rules and regulations and appoint agents as the Committee determines appropriate for the administration of this Plan;

(x)       to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, and to construe and interpret this Plan and any Option, Stock Option Agreement, Restricted Stock Award, Restricted Stock Award Agreement, or other document;

(xi)        to construe and interpret the provisions of this Plan; and

(xii)       to make all other determinations as may be required under this Plan, or as the Committee determines appropriate for the administration of this Plan.

The Committee may, at any time and from time to time, grant new or additional Options and Restricted Stock Awards to any eligible Director, Employee, or Consultant who has previously received Options and Restricted Stock

Awards under this Plan, or options and restricted stock awards under other plans, regardless of whether the prior Options and Restricted Stock Awards or other options and restricted stock awards are still outstanding, have been exercised previously in whole or in part, or have been cancelled. The exercise price of the new or additional Options and Restricted Stock Awards may be established by the Committee without regard to the previously granted Options, other options, Restricted Stock Awards, and other restricted stock awards.

Notwithstanding any other provision of this Plan, the Board may perform any function of the Committee under this Plan, including without limitation to ensure that transactions under this Plan by Grantees who are then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Corporation are exempt under Rule 16b-3 thereunder. In any case in which the Board is performing a function of the Committee, each reference to the Committee in this Plan is deemed to refer to the Board.

(b)       In lieu of a broad delegation of authority to a Committee, the Board may appoint from among its members an advisory committee charged with the responsibility of making recommendations to the Board on all matters pertaining to the administration of this Plan. In such a case no action of the advisory committee shall be final, conclusive and binding until approved by the Board.

(c)       Any action of the Committee with respect to this Plan is final, conclusive, and binding on all persons and entities, including without limitation the Corporation, Subsidiaries, Grantees, any person or entity claiming any rights under this Plan from or through any Grantee, and shareholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in this Plan, the time at which the Committee must or may make any determination is to be determined by the Committee, and subject to Section 11, any determination may thereafter be modified by the Committee. The express grant of any authority and discretion to the Committee, and the taking of any action by the Committee, is not to be construed as limiting any authority and discretion of the Committee. The Committee may delegate to officers of the Corporation or any Subsidiary the authority and discretion, subject to such terms as the Committee determines, to perform those functions as the Committee determines to the fullest extent permitted by law.

(d)       Each member of the Committee is entitled to, in good faith, rely or act on any report or other information furnished to him or her by any Director, officer, or other Employee of the Corporation or any Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Corporation. To the fullest extent permitted by law, no member of the Committee, nor any Director, officer, or Employee of the Corporation or any Subsidiary acting on behalf of the Committee, shall be personally liable for any act or omission taken or made in good faith with respect to this Plan. All members of the Committee and any Director, officer, or Employee of the Corporation or any Subsidiary acting on its behalf shall be fully indemnified and protected by the Corporation for any such act or omission to the fullest extent permitted by law.

5.	Option Terms

Unless as otherwise determined by the Committee and set forth in a Stock Option Agreement, Options granted under this Plan shall contain the following terms and conditions:

(a)       Each Option granted to an Employee shall be an Incentive Stock Option to the maximum extent permitted by Code Section 422(d), and any excess over such maximum shall be a Nonqualified Stock Option. Each Option granted to non-Employee Grantees shall be a Nonqualified Stock Option.

(b)       The exercise price per share of Common Stock subject to each Option shall equal the Fair Market Value on the date the Option is granted. Notwithstanding the foregoing, the exercise price of an Incentive Stock Option for a Grantee who owns more than ten (10%) percent of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries shall not be less than one hundred and ten (110%) percent of the Fair Market Value of the Common Stock on the date the Option is granted. In the case of such Grantee, the Incentive Stock Option may be exercised no later than five (5) years after the date of grant.

(c)       Each Grantee shall vest in an Option (meaning that the Grantee shall have the right to exercise the option) in accordance with the terms of the Stock Option Agreement between the Corporation and that Grantee. In addition, all Grantees shall become fully vested in their Options on a Change in Control, death and Disability.

(d)       The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year under all plans of the individual’s employer corporation and its parent and subsidiary corporations shall not exceed One Hundred Thousand ($100,000) Dollars. Except as otherwise provided in Section 5(e), no Incentive Stock Option may be exercised at any time unless the Grantee has been an Employee at all times during the period beginning on the date of grant and ending three (3) months before the exercise date.

(e)       Options held by any Grantee shall terminate upon the earliest of:

(i)       as to unvested Options, immediately upon the termination of all the Grantee’s employment, directorship, and consultancy relationships with the Corporation and its Subsidiaries, and if such termination is for Cause, as to all Options outstanding and unexercised, whether or not vested;

(ii)       as to vested Options, ninety (90) days after the termination of all the Grantee’s employment, directorship, and consultancy relationships with the Corporation and its Subsidiaries (which is deemed to include the sale of any Subsidiary that employs the Grantee) for any reason other than Cause, death, or Disability;

(iii)       one year after the termination of all the Grantee’s employment, directorship, and consultancy relationships with the Corporation and its Subsidiaries by reason of death or Disability; and

(iv)       the tenth (10th) anniversary of the date of grant.

For purposes of this Section 5(e), the employment relationship is treated as continuing intact while the Grantee is on military leave, sick leave, or other bona fide leave of absence if the period of leave does not exceed six (6) months or, if longer, so long as the Grantee’s right to reemployment is provided by statute or contract. If the period of leave exceeds six (6) months and the Grantee’s right to reemployment is not provided by statute or contract, the employment relationship is deemed to terminate on the first date immediately following the six (6) month period. If the period of leave exceeds three (3) months, any Incentive Stock Option will convert to a Nonqualified Stock Option.

(f)       The Committee may, in its exclusive discretion, extend the exercise period of an Option to a date no later than the earlier of the latest date upon which the Option could have expired by its original terms, or the tenth (10th) anniversary of the date of grant.

(g)       For any Option granted to a prospective Employee, the Corporation or Subsidiary and the prospective Employee must reasonably anticipate that the prospective Employee will commence service within twelve months (12) after the grant date. If the prospective Employee does not commence service within this period, the prospective Employee will forfeit the Option.

6.	Exercise of Options

(a)       A Grantee shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with bank cashier’s check, certified check, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the exercise price of the shares and all employment, excise, income, and payroll taxes required to be withheld as determined by the Committee. The Committee may, in its exclusive discretion, permit a Grantee to pay all or a portion of the exercise price and the tax withholding obligations by delivery of Common Stock or other securities or property (including notes or other contractual obligations of the Grantee to make payment on a deferred basis, and through cashless exercise arrangements), and determine the methods by which Common Stock will be delivered or deemed to be delivered to the Grantee.

(b)       Notwithstanding anything in Section 6 to the contrary, if the Common Stock is publicly traded (i) the Committee shall cooperate with each Grantee and his or her designated broker to facilitate the exercise of the Grantee’s Options using a “cashless exercise” procedure in which the broker advances funds to the Grantee to pay the option exercise price and effect an immediate resale of all or part of the option shares to obtain funds for repayment of the advance; provided, however, that the Grantee shall bear the brokerage and other costs associated with this procedure; and (ii) the Committee shall not unreasonably exercise its discretion to prevent the payment of the exercise price of Options using Common Stock already owned by the Grantee.

7.	Restricted Stock Awards.

(a)       Restricted Stock Awards shall consist of shares of Common Stock restricted against transfer, subject to a substantial risk of forfeiture, and other terms and conditions as determined by the Committee. The Committee shall, in its exclusive discretion, determine the terms and conditions of each Restricted Stock Award, which shall be set forth in the Restricted Stock Award Agreement. In addition, all Grantees shall become fully vested in their Restricted Stock Awards on a Change in Control.

(b)       To protect against the Corporation’s or a Subsidiary’s loss of deductibility under Code Section 162(m), the Committee may make Restricted Stock Awards subject to conditions of attainment of one or more preestablished performance objectives that relate to corporate, subsidiary, division, group or unit performance in terms of growth in gross revenue, earnings per share, or ratios of earnings to equity or assets. The Committee may change these objectives to reduce or eliminate, but not to increase, an Award to take into account unforeseen events or changes in circumstances.

(c)       Upon the grant of a Restricted Stock Award or, if the grant is subject to a vesting schedule, upon the vesting of shares, the Corporation shall issue to the Grantee a certificate representing the vested shares. In no event shall the Grantee have the right to receive dividends and to vote shares underlying a Restricted Stock Award until the shares have vested.

(d)       Unvested Restricted Stock Awards shall terminate immediately upon the termination of all the Grantee’s employment, directorship, and consultancy relationships with the Corporation and its Subsidiaries. The employment relationship is treated as continuing intact while the Grantee is on military leave, sick leave, or other bona fide leave of absence if the period of leave does not exceed six (6) months or, if longer, so long as the Grantee’s right to reemployment is provided by statute or contract. If the period of leave exceeds six (6) months and the Grantee’s right to reemployment is not provided by statute or contract, the employment relationship is deemed to terminate on the first date immediately following the six (6) month period.

(e)       For any Restricted Stock granted to a prospective Employee, the Corporation or Subsidiary and the prospective Employee must reasonably anticipate that the prospective Employee will commence service within twelve months (12) after the grant date. If the prospective Employee does not commence service within the period, the prospective Employee will forfeit the Restricted Stock.

8.	Other Events

If any combination, consolidation, forward or reverse split, merger, reorganization, repurchase, spin-off, or exchange of Common Stock or other securities, Common Stock dividend or other special and nonrecurring dividend or distribution (whether in cash, securities, or other property), liquidation, dissolution, or other corporate transaction or event, affects the Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of Grantees, then the Committee shall, in such manner as it determines appropriate in its exclusive discretion, adjust any or all of (a) the number and kind of shares of stock deemed to be available thereafter for grants of Options and Restricted Stock Awards in the aggregate to all eligible individuals and individually to any one eligible individual; (b) the number and kind of shares of stock that may be delivered or deliverable in respect of outstanding Options and Restricted Stock Awards; and (c) the exercise price.

9.	Restrictions on Delivery of Shares

(a)       The Corporation shall not deliver shares of Common Stock upon the exercise of any Option, or the grant or vesting of any Restricted Stock Award, or take any other action under the Plan if the Board determines that applicable federal and state laws have not been satisfied, the approvals of any regulatory or governmental agency have not been obtained, and contractual obligations to which the Option or Restricted Stock Award may be subject have not been satisfied. The Board may, in its exclusive discretion, postpone the issuance or delivery of shares of Common Stock until completion of a stock exchange listing or registration, or qualification of stock or other required action under any federal or state law. The Corporation shall issue and deliver shares of Common Stock at the earliest date at which the Board reasonably anticipates that the issuance and delivery will not violate any applicable federal and state law, or contractual obligation.

(b)       The Committee may, in its exclusive discretion, require a Grantee (i) to make representations and furnish information in connection with the issuance and delivery of Common Stock, the registration of Common Stock under the Securities Act or other law, and the qualification for an exemption from registration under the Securities Act or other law; and (ii) to indemnify and hold harmless the Corporation, all Subsidiaries, the Board, and the Committee for and from all claims, damages, expenses, liabilities, losses, and reasonable attorney’s and paralegal’s fees and disbursements arising from or related to the making of such representations and the furnishing of such information. In addition, the Committee may require a Grantee not to make any short sale of, loan, grant any option for the purchase, pledge, or otherwise encumber or dispose of shares of stock in the Corporation or any Subsidiary in connection with the registration of shares of the Corporation or any Subsidiary.

10.	General Provisions

(a)       Each Option grant shall be evidenced by a Stock Option Agreement, and each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement.

(b)       The grant of an Option or Restricted Stock Award in any year does not give the Grantee any right to similar grants in future years, nor any right to continue the Grantee’s employment, directorship, or consultancy relationship with the Corporation and any Subsidiary. All Grantees remain subject to termination of their services to the same extent as if this Plan were not in effect.

(c)       No Grantee, and no beneficiary and other person claiming under or through the Grantee, has any right, title, or interest by reason of any Option or Restricted Stock Award to any asset of the Corporation and any Subsidiary, and except as expressly set forth herein in this Plan to any shares of Common Stock allocated or reserved for the Plan or subject to any Option or Restricted Stock Award. Neither the Corporation nor any Subsidiary is required to establish any fund or make any other segregation of assets for the delivery of Common Stock on the exercise of any Option, or the grant or vesting of a Restricted Stock Award.

(d)       Any Option, Restricted Stock Award, or other right under this Plan shall not be assigned, encumbered, or pledged except by will or the laws of intestate descent and distribution. An Option is exercisable during the Grantee’s lifetime only by the Grantee, and with respect to a Nonqualified Stock Option the Committee may, in its exclusive discretion, grant greater transferability rights.

(e)       The Corporation and its Subsidiaries, as applicable, may require that the Grantee make such provision, or provide such authorization so that the Corporation or Subsidiary can satisfy its obligation to withhold or otherwise pay for employment, excise, income, and payroll taxes of the Grantee arising from the grant, exercise, or cancellation of Options, or the sale of Common Stock acquired on the exercise of an Option, or arising from the grant, vesting, Code Section 83(b) election, or cancellation of Restricted Stock Awards, or the sale of Common Stock acquired pursuant to a Restricted Stock Award. This authority and discretion includes without limitation the right to withhold or receive Common Stock, other securities, and property, and to make cash payments in respect thereof.

(f)       No Grantee of an Option has any rights of a shareholder until the Grantee exercises the Option.

(g)       This Plan is governed by the laws of the State of New York regardless of the laws that might otherwise apply under the applicable principles of conflict of laws.

(h)       References to any statutory and regulatory provision include corresponding successor provisions.

(i)       The headings and captions contained in this Plan are inserted as a matter of convenience, and do not construe, define, extend, interpret, or limit any provision of this Plan.

(j)       The Committee shall administer; construe, and interpret this Plan to satisfy the requirements of Code Section 409A or an exemption therefrom.

11.	Amendment and Termination

(a)       The Board may amend, discontinue, suspend, or terminate this Plan at any time and from time to time; provided, however, that no such action shall adversely affect the rights of Grantees of Options and Restricted Stock Awards previously granted, and that any shareholder approval necessary or desirable to comply with applicable law or listing requirement must be obtained.

(b)       The Board may terminate and liquidate this Plan and accelerate the exercisability of Options and vesting of Restricted Stock Awards (i) within twelve (12) months of a dissolution taxed under Code Section 331, or with the approval of a bankruptcy court under 11 U.S.C. § 503(b)(1)(A), provided that the Grantee recognizes income upon the latest of the calendar year in which the termination occurs, the calendar year in which an amount is no longer subject to a substantial risk of forfeiture, and the first calendar year in which the payment is administratively practicable; or (ii) within thirty (30) days preceding or the twelve (12) months following a Change in Control.

12.	Effective Date and Duration of Plan

This Plan shall be effective immediately upon its adoption by the Board, subject to the approval of this Plan with respect to Options by the Corporation’s shareholders either before or within one year after the effective date. Options granted prior to the date that shareholder approval is obtained are conditioned on receipt of this approval; the Options may not be exercised, nor shall any shares of Common Stock be delivered on exercise of an Option, prior to the date that shareholder approval is obtained. This Plan shall terminate ten (10) years from the earlier of the date that this Plan is adopted by the Board, and the date that the Corporation’s shareholders approve this Plan; provided, however, that termination of this Plan shall not adversely affect the rights of Grantees of Options and Restricted Stock Awards previously granted.

13.	Notices and Time

All notices given under this Plan must be in writing. Except as otherwise provided in this Plan, all periods of time begin or end, as the case may be, on the date the notice is sent via facsimile transmission and receipt confirmed, the date personally delivered to any recipient, the date deposited with an overnight delivery service with tracking capability for next business day delivery, or on the date of mailing by certified mail, return receipt requested, postage prepaid, addressed to the recipient. In computing the number of days, the date of facsimile transmission and receipt confirmed, the date of personal delivery, the date of deposit with an overnight delivery service with tracking capability for next business day delivery, or the date of mailing, is included. Notice of change of address is deemed given only when received.

  .. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. TO ELECT: two Class C Directors Paul Corr and Michael Wool to serve for a three year term expiring at the 2020 annual meeting or until their respective successors are duly elected and qualify. + For Withhold For Withhold 01 - Paul Corr 02 - Michael Wool For Against Abstain 2. TO APPROVE the Espey Mfg. & Electronics Corp. 2017 Stock Option and Restricted Stock Plan. For Against Abstain 3. TO RATIFY the appointment of Freed Maxick CPAs, P.C. as the independent public accountants of the Company for fiscal year ending June 30, 2018. Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02OYDA

.. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 1, 2017. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: www.edocumentview.com Proxy — ESPEY MFG. & ELECTRONICS CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS December 1, 2017 The undersigned hereby appoints Alvin O. Sabo and Carl Helmetag as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any one of them to represent and to vote, as designated below, all the shares of common stock of ESPEY MFG. & ELECTRONICS CORP. which the undersigned would be entitled to vote if personally present at the 2017 Annual Meeting of Shareholders to be held on December 1, 2017 or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE